Exhibit 99.1

5321 Corporate Boulevard

Baton Rouge, LA 70808

Lamar Advertising Company Announces

Fourth Quarter and Year Ended December 31, 2020 Operating Results

Three Month Results

•	Net revenue was $428.5 million

•	Net income was $108.7 million

•	Adjusted EBITDA was $207.9 million

Twelve Month Results

•	Net revenue was $1.57 billion

•	Net income was $243.4 million

•	Adjusted EBITDA was $671.5 million

Baton Rouge, LA – February 26, 2021—Lamar Advertising Company (Nasdaq: LAMR) (“Lamar” or the “Company”), a leading owner and operator of outdoor advertising and logo sign displays, announces the Company’s operating results for the fourth quarter and year ended December 31, 2020.

“We concluded 2020 with a strong fourth quarter, aided by a recovery in national advertising and a surge in political spending, as well as further good work on the expense side,” Chief Executive Sean Reilly said. “We have begun to invest again in our platform, and, with the strongest balance sheet in the industry, we are positioned well to benefit as the advertising market recovers further in 2021.”

Fourth Quarter Highlights

•	Total operating expenses decreased 10.6%

•	Adjusted EBITDA margin of 48.5%

•	Free cash flow increased 18.3%

•	Diluted AFFO per share increased 4.3%

Fourth Quarter Results

Lamar reported net revenues of $428.5 million for the fourth quarter of 2020 versus $462.7 million for the fourth quarter of 2019, a 7.4% decrease. Operating income for the fourth quarter of 2020 decreased $0.2 million to $141.2 million as compared to $141.4 million for the same period in 2019. Lamar recognized net income of $108.7 million for the fourth quarter of 2020 as compared to net income of $102.8 million for the same period in 2019, an increase of $6.0 million. Net income per diluted share was $1.08 and $1.02 for the three months ended December 31, 2020 and 2019, respectively.

Adjusted EBITDA for the fourth quarter of 2020 was $207.9 million versus $215.6 million for the fourth quarter of 2019, a decrease of 3.6%.

Cash flow provided by operating activities was $208.4 million for the three months ended December 31, 2020, a decrease of $14.5 million as compared to the same period in 2019. Free cash flow for the fourth quarter of 2020 was $160.1 million as compared to $135.3 million for the same period in 2019, an 18.3% increase.

For the fourth quarter of 2020, funds from operations, or FFO, was $167.6 million versus $161.1 million for the same period in 2019, an increase of 4.0%. Adjusted funds from operations, or AFFO, for the fourth quarter of 2020 was $172.1 million compared to $165.4 million for the same period in 2019, an increase of 4.0%. Diluted AFFO per share increased 4.3% to $1.71 for the three months ended December 31, 2020 as compared to $1.64 for the same period in 2019.

Acquisition-Adjusted Three Months Results

Acquisition-adjusted net revenue for the fourth quarter of 2020 decreased 6.8% as compared to acquisition-adjusted net revenue for the fourth quarter of 2019. Acquisition-adjusted EBITDA for the fourth quarter of 2020 decreased 2.8% as compared to acquisition-adjusted EBITDA for the fourth quarter of 2019. Acquisition-adjusted net revenue and acquisition-adjusted EBITDA include adjustments to the 2019 period for acquisitions and divestitures for the same time frame as actually owned in the 2020 period. See “Reconciliation of Reported Basis to Acquisition-Adjusted Results”, which provides reconciliations to GAAP for acquisition-adjusted measures.

Twelve Months Results

Lamar reported net revenues of $1.57 billion for the twelve months ended December 31, 2020 versus $1.75 billion for the same period in 2019, a 10.5% decrease. Operating income for the twelve months ended December 31, 2020 was $410.1 million as compared to $517.7 million for the same period in 2019. Lamar recognized net income of $243.4 million for the twelve months ended December 31, 2020 as compared to net income of $372.1 million for the same period in 2019. Net income per diluted share decreased to $2.41 for the twelve months ended December 31, 2020 as compared to $3.71 for the same period in 2019. In addition, adjusted EBITDA for the twelve months ended December 31, 2020 was $671.5 million versus $784.9 million for the same period in 2019, a 14.4% decrease.

Cash flow provided by operating activities decreased to $569.9 million for the twelve months ended December 31, 2020, as compared to $630.9 million in the same period in 2019. Free cash flow for the twelve months ended December 31, 2020 decreased 3.4% to $472.5 million as compared to $489.2 million for the same period in 2019.

For the twelve months ended December 31, 2020, FFO was $477.2 million versus $584.9 million for the same period in 2019, an 18.4% decrease. AFFO for the twelve months ended December     31, 2020 was $514.8 million compared to $581.4 million for the same period in 2019, an 11.5% decrease. Diluted AFFO per share decreased to $5.10 for the twelve months ended December 31, 2020, as compared to $5.80 in the same period in 2019, a decrease of 12.1%.

Liquidity

As of December 31, 2020, Lamar had $910.1 million in total liquidity that consisted of $736.0 million available for borrowing under its revolving senior credit facility, $52.5 million available under the Accounts Receivable Securitization Program and approximately $121.6 million in cash and cash equivalents. There were no borrowings outstanding under the Company’s revolving credit facility and $122.5 million in borrowings outstanding under our Accounts Receivable Securitization Program as of December 31, 2020.

Recent Developments and COVID-19 Update

On January 22, 2021 Lamar Media Corp., the Company’s wholly owned subsidiary, issued $550.0 million in aggregate principal 3 5/8% Senior Notes due 2031 (the “3 5/8% Senior Notes”). The 3 5/8% Senior Notes resulted in proceeds of approximately $542.5 million which were used, together with cash on hand and borrowings under the revolving credit facility and Accounts Receivable Securitization Program to redeem in full all of our $650.0 million in aggregate principal outstanding 5 3/4% Senior Notes due 2026 on February 3, 2021.

On February 25, 2021 our Board of Directors approved a quarterly dividend of $0.75 per common share to be paid on March 31, 2021. Subject to approval by the Board of Directors we expect our aggregate distributions to stockholders for 2021, including the dividend payable on March 31, 2021, will total $3.00 per common share.

Lamar continues to actively monitor the effects of the COVID-19 pandemic on our business, employees and the business of our advertisers. In response to the virus’s effect on the overall economy and decreased demand for outdoor advertising, we have taken measures to reduce our operating costs and increase our liquidity.

As we continue to actively monitor the situation, we may take further actions to alter our business operations as may be required by federal, state or local authorities, or that we determine are in the best interest of our employees, customers, partners and shareholders.

Guidance

We expect net income per diluted share for fiscal year 2021 to be between $2.76 and $3.02, with diluted AFFO per share between $5.20 and $5.50. See “Supplemental Schedules and Unaudited Reconciliations of Non-GAAP Measures” for a reconciliation to GAAP.

Forward-Looking Statements

This press release contains forward-looking statements, including statements regarding sales trends. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected in these forward-looking statements. These risks and uncertainties include, among others: (1) our significant indebtedness; (2) the severity and duration of the novel coronavirus (COVID-19) pandemic and its impact on our business, financial condition and results of operations; (3) the state of the economy and financial markets generally, including the impact caused by the novel coronavirus (COVID-19) pandemic and the effect of the broader economy on the demand for advertising; (4) the continued popularity of outdoor advertising as an advertising medium; (5) our need for and ability to obtain additional funding for operations, debt refinancing or acquisitions; (6) our ability to continue to qualify as a Real Estate Investment Trust (“REIT”) and maintain our status as a REIT; (7) the regulation of the outdoor advertising industry by federal, state and local governments; (8) the integration of companies and assets that we acquire and our ability to recognize cost savings or operating efficiencies as a result of these acquisitions; (9) changes in accounting principles, policies or guidelines; (10) changes in tax laws applicable to REITs or in the interpretation of those laws; (11) our ability to renew expiring contracts at favorable rates; (12) our ability to successfully implement our digital deployment strategy; and (13) the market for our Class A common stock. For additional information regarding factors that may cause actual results to differ materially from those indicated in our forward-looking statements, we refer you to the risk factors included in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2019, as supplemented by any risk factors contained in our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K and as updated in our Annual Form 10-K for the year ended December 31, 2020 when filed. We caution investors not to place undue reliance on the forward-looking statements contained in this document. These statements speak only as of the date of this document, and we undertake no obligation to update or revise the statements, except as may be required by law.

Use of Non-GAAP Financial Measures

The Company has presented the following measures that are not measures of performance under accounting principles generally accepted in the United States of America (“GAAP”): adjusted earnings before interest, taxes, depreciation and amortization (“adjusted EBITDA”), free cash flow, funds from operations (“FFO”), adjusted funds from operations (“AFFO”), diluted AFFO per share, outdoor operating income, acquisition-adjusted results and acquisition-adjusted consolidated expense. Our management reviews our performance by focusing on these key performance indicators not prepared in conformity with GAAP. We believe these non-GAAP performance indicators are meaningful supplemental measures of our operating performance and should not be considered in isolation of, or as a substitute for their most directly comparable GAAP financial measures.

Our Non-GAAP financial measures are determined as follows:

•

We define adjusted EBITDA as net income before income tax expense (benefit), interest expense (income), loss (gain) on extinguishment of debt and investments, stock-based compensation, depreciation and amortization, gain or loss on disposition of assets and investments, capitalized contract fulfillment costs, net and the impact of adopting FASB Accounting Standard Update No. 2016-02 Codified as ASC 842, Leases.

•	Adjusted EBITDA margin is defined as adjusted EBITDA divided by net revenues.

•

Free cash flow is defined as adjusted EBITDA less interest, net of interest income and amortization of deferred financing costs, current taxes, preferred stock dividends and total capital expenditures.

•

We use the National Association of Real Estate Investment Trusts definition of FFO, which is defined as net income before gains or losses from the sale or disposal of real estate assets and investments and real estate related depreciation and amortization and including adjustments to eliminate unconsolidated affiliates and non-controlling interest.

•

We define AFFO as FFO before (i) straight-line income and expense; (ii) impact of ASC 842 adoption; (iii) capitalized contract fulfillment costs, net (iv) stock-based compensation expense; (v) non-cash portion of tax provision; (vi) non-real estate related depreciation and amortization; (vii) amortization of deferred financing costs; (viii) loss on extinguishment of debt; (ix) non-recurring infrequent or unusual losses (gains); (x) less maintenance capital expenditures; and (xi) an adjustment for unconsolidated affiliates and non-controlling interest.

•	Diluted AFFO per share is defined as AFFO divided by weighted average diluted common shares outstanding.

•	Outdoor operating income is defined as operating income before corporate expenses, stock-based compensation, depreciation and amortization and loss (gain) on disposition of assets.

•

Acquisition-adjusted results adjusts our net revenue, direct and general and administrative expenses, outdoor operating income, corporate expense and EBITDA for the prior period by adding to, or subtracting from, the corresponding revenue or expense generated by the acquired or divested assets before our acquisition or divestiture of these assets for the same time frame that those assets were owned in the current period. In calculating acquisition-adjusted results, therefore, we include revenue and expenses generated by assets that we did not own in the prior period but acquired in the current period. We refer to the amount of pre-acquisition revenue and expense generated by or subtracted from the acquired assets during the prior period that corresponds with the current period in which we owned the assets (to the extent within the period to which this report relates) as “acquisition-adjusted results”.

•

Acquisition-adjusted consolidated expense adjusts our total operating expense to remove the impact of stock-based compensation, depreciation and amortization, capitalized contract fulfillment costs, net and loss (gain) on disposition of assets and investments. The prior period is also adjusted for the impact of adopting FASB Accounting Standard Update No. 2016-02 Codified as ASC 842, Leases and to include the expense generated by the acquired or divested assets before our acquisition or divestiture of such assets for the same time frame that those assets were owned in the current period.

Adjusted EBITDA, FFO, AFFO, diluted AFFO per share, outdoor operating income, acquisition-adjusted results and acquisition-adjusted consolidated expense are not intended to replace other performance measures determined in accordance with GAAP. Free cash flow, FFO and AFFO do not represent cash flows from operating activities in accordance with GAAP and, therefore, these measures should not be considered indicative of cash flows from operating activities as a measure of liquidity or of funds available to fund our cash needs, including our ability to make cash distributions. Adjusted EBITDA, free cash flow, FFO, AFFO, diluted AFFO per share, outdoor operating income, acquisition-adjusted results and acquisition-adjusted consolidated expense are presented as we believe each is a useful indicator of our current operating performance. Specifically, we believe that these metrics are useful to an investor in evaluating our operating performance because (1) each is a key measure used by our management team for purposes of decision making and for evaluating our core operating results; (2) adjusted EBITDA is widely used in the industry to measure operating performance as it excludes the impact of depreciation and amortization, which may vary significantly among companies, depending upon accounting methods and useful lives, particularly where acquisitions and non-operating factors are involved; (3) adjusted EBITDA, FFO, AFFO, diluted AFFO per share and acquisition-adjusted consolidated expense each provides investors with a meaningful measure for evaluating our period-over-period operating performance by eliminating items that are not operational in nature and reflect the impact on operations from trends in occupancy rates, operating costs, general and administrative expenses and interest costs; (4) acquisition-adjusted results is a supplement to enable investors to compare period-over-period results on a more consistent basis without the effects of acquisitions and divestitures, which reflects our core performance and organic growth (if any) during the period in which the assets were owned and managed by us; (5) free cash flow is an indicator of our ability to service debt and generate cash for acquisitions and other strategic investments; (6) outdoor operating income provides investors a measurement of our core results without the impact of fluctuations in stock-based compensation, depreciation and amortization and corporate expenses; and (7) each of our Non-GAAP measures provides investors with a measure for comparing our results of operations to those of other companies.

Our measurement of adjusted EBITDA, FFO, AFFO, diluted AFFO per share, outdoor operating income, acquisition-adjusted results and acquisition-adjusted consolidated expense may not, however, be fully comparable to similarly titled measures used by other companies. Reconciliations of adjusted EBITDA, FFO, AFFO, diluted AFFO per share, outdoor operating income, acquisition-adjusted results and acquisition-adjusted consolidated expense to the most directly comparable GAAP measures have been included herein.

Conference Call Information

A conference call will be held to discuss the Company’s operating results on Friday, February 26, 2021 at 8:00 a.m. central time. Instructions for the conference call and Webcast are provided below:

Conference Call

All Callers:	1-334-777-6991 or 1-800-338-4880
Passcode:	65248056

Replay:	1-334-323-0140 or 1-877-919-4059
Passcode:	31632466
Available through Friday, March 5, 2021 at 11:59 p.m. Eastern time

Live Webcast:	www.lamar.com

Webcast Replay:	www.lamar.com
Available through Friday, March 5, 2021 at 11:59 p.m. Eastern time

Company Contact:	Buster Kantrow
Director of Investor Relations
(225) 926-1000
bkantrow@lamar.com

General Information

Founded in 1902, Lamar Advertising (Nasdaq: LAMR) is one of the largest outdoor advertising companies in North America, with over 354,500 displays across the United States and Canada. Lamar offers advertisers a variety of billboard, interstate logo, transit and airport advertising formats, helping both local businesses and national brands reach broad audiences every day. In addition to its more traditional out-of-home inventory, Lamar is proud to offer its customers the largest network of digital billboards in the United States with over 3,600 displays.

LAMAR ADVERTISING COMPANY AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(UNAUDITED)

(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

	Three months ended December 31,		Twelve months ended December 31,
	2020	2019	2020	2019
Net revenues	$428,525	$462,659	$1,568,856	$1,753,644

Operating expenses (income)
Direct advertising expenses	138,448	152,741	557,274	595,525
General and administrative expenses	66,494	77,079	275,145	307,648
Corporate expenses	15,730	17,200	64,901	65,588
Stock-based compensation	7,726	11,569	18,772	29,647
Impact of ASC 842 adoption (lease accounting standard)	—	865	—	3,894
Capitalized contract fulfillment costs, net	(649)	798	387	(9,186)
Depreciation and amortization	63,748	62,878	251,296	250,028
Gain on disposition of assets	(4,203)	(1,881)	(9,026)	(7,241)

Total operating expense	287,294	321,249	1,158,749	1,235,903

Operating income	141,231	141,410	410,107	517,741
Other expense (income)
Loss on extinguishment of debt	—	—	25,235	—
Interest income	(180)	(211)	(797)	(764)
Interest expense	30,565	36,376	137,623	150,616

	30,385	36,165	162,061	149,852

Income before income tax expense (benefit)	110,846	105,245	248,046	367,889
Income tax expense (benefit)	2,140	2,492	4,660	(4,222)

Net income	108,706	102,753	243,386	372,111
Preferred stock dividends	92	92	365	365

Net income applicable to common stock	$108,614	$102,661	$243,021	$371,746

Earnings per share:
Basic earnings per share	$1.08	$1.02	$2.41	$3.71

Diluted earnings per share	$1.08	$1.02	$2.41	$3.71

Weighted average common shares outstanding:
- basic	100,856,139	100,459,969	100,756,361	100,130,721
- diluted	100,884,464	100,672,782	100,902,700	100,320,574
OTHER DATA
Free Cash Flow Computation:
Adjusted EBITDA	$207,853	$215,639	$671,536	$784,883
Interest, net	(28,943)	(34,812)	(130,917)	(144,487)
Current tax expense	(1,067)	(2,163)	(5,457)	(9,908)
Preferred stock dividends	(92)	(92)	(365)	(365)
Total capital expenditures	(17,639)	(43,276)	(62,272)	(140,956)

Free cash flow	$160,112	$135,296	$472,525	$489,167

Selected Balance Sheet Data:	December 31, 2020	December 31, 2019
Cash and cash equivalents	$121,569	$26,188
Working capital deficit	$(167,302)	$(362,639)
Total assets	$5,791,441	$5,941,155
Total debt, net of deferred financing costs (including current maturities)	$2,886,516	$2,980,118
Total stockholders’ equity	$1,202,768	$1,180,306

	Three months ended December 31,		Twelve months ended December 31,
	2020	2019	2020	2019
Selected Cash Flow Data:
Cash flows provided by operating activities	$208,416	$222,895	$569,873	$630,865
Cash flows used in investing activities	$29,207	$52,215	$96,888	$362,034
Cash flows used in financing activities	$126,653	$167,855	$377,917	$264,357

SUPPLEMENTAL SCHEDULES

UNAUDITED RECONCILIATIONS OF NON-GAAP MEASURES

(IN THOUSANDS)

	Three months ended December 31,		Twelve months ended December 31,
	2020	2019	2020	2019
Reconciliation of Cash Flows Provided by Operating Activities to Free Cash Flow:
Cash flows provided by operating activities	$208,416	$222,895	$569,873	$630,865
Changes in operating assets and liabilities	(26,637)	(42,893)	(22,369)	15,523
Total capital expenditures	(17,639)	(43,276)	(62,272)	(140,956)
Preferred stock dividends	(92)	(92)	(365)	(365)
Impact of ASC 842 adoption (lease accounting standard)	—	865	—	3,894
Capitalized contract fulfillment costs, net	(649)	798	387	(9,186)
Other	(3,287)	(3,001)	(12,729)	(10,608)

Free cash flow	$160,112	$135,296	$472,525	$489,167

Reconciliation of Net Income to Adjusted EBITDA:
Net income	$108,706	$102,753	$243,386	$372,111
Loss on extinguishment of debt	—	—	25,235	—
Interest income	(180)	(211)	(797)	(764)
Interest expense	30,565	36,376	137,623	150,616
Income tax expense (benefit)	2,140	2,492	4,660	(4,222)

Operating income	141,231	141,410	410,107	517,741
Stock-based compensation	7,726	11,569	18,772	29,647
Impact of ASC 842 adoption (lease accounting standard)	—	865	—	3,894
Capitalized contract fulfillment costs, net	(649)	798	387	(9,186)
Depreciation and amortization	63,748	62,878	251,296	250,028
Gain on disposition of assets	(4,203)	(1,881)	(9,026)	(7,241)

Adjusted EBITDA	$207,853	$215,639	$671,536	$784,883

Capital expenditure detail by category:
Billboards—traditional	$2,430	$13,607	$11,131	$48,194
Billboards—digital	3,196	17,021	22,618	57,519
Logo	7,710	3,609	13,108	10,762
Transit	540	15	3,212	2,308
Land and buildings	2,835	6,939	6,303	13,453
Operating equipment	928	2,085	5,900	8,720

Total capital expenditures	$17,639	$43,276	$62,272	$140,956

SUPPLEMENTAL SCHEDULES

UNAUDITED RECONCILIATIONS OF NON-GAAP MEASURES

(IN THOUSANDS)

	Three months ended December 31,			Twelve months ended December 31,
	2020	2019	% Change	2020	2019	% Change
Reconciliation of Reported Basis to Acquisition-Adjusted Results (a):
Net revenue	$428,525	$462,659	(7.4)%	$1,568,856	$1,753,644	(10.5)%
Acquisitions and divestitures	—	(3,077)		—	6,438

Acquisition-adjusted net revenue	$428,525	$459,582	(6.8)%	$1,568,856	$1,760,082	(10.9)%
Reported direct advertising and G&A expenses (b)	$204,942	$229,820	(10.8)%	$832,419	$903,173	(7.8)%
Acquisitions and divestitures	—	(1,330)		—	7,210

Acquisition-adjusted direct advertising and G&A expenses	$204,942	$228,490	(10.3)%	$832,419	$910,383	(8.6)%
Outdoor operating income	$223,583	$232,839	(4.0)%	$736,437	$850,471	(13.4)%
Acquisitions and divestitures	—	(1,747)		—	(772)

Acquisition-adjusted outdoor operating income	$223,583	$231,092	(3.2)%	$736,437	$849,699	(13.3)%
Reported corporate expenses(b)	$15,730	$17,200	(8.5)%	$64,901	$65,588	(1.0)%
Acquisitions and divestitures	—	—		—	—

Acquisition-adjusted corporate expenses	$15,730	$17,200	(8.5)%	$64,901	$65,588	(1.0)%
Adjusted EBITDA	$207,853	$215,639	(3.6)%	$671,536	$784,883	(14.4)%
Acquisitions and divestitures	—	(1,747)		—	(772)

Acquisition-adjusted EBITDA	$207,853	$213,892	(2.8)%	$671,536	$784,111	(14.4)%

(a)

Acquisition-adjusted net revenue, direct advertising and general and administrative expenses, outdoor operating income, corporate expenses and EBITDA include adjustments to 2019 for acquisitions and divestitures for the same time frame as actually owned in 2020.

(b)

Does not include (income) expense of $(649) and $387 for the three and twelve months ended December 31, 2020 and $1,663 and $(5,292) for the three and twelve months ended December 31, 2019, respectively, related to the impact of ASC 842 for lease accounting and capitalization contract fulfillment costs, net.

	Three months ended December 31,			Twelve months ended December 31,
	2020	2019	% Change	2020	2019	% Change
Reconciliation of Net Income to Outdoor Operating Income:
Net income	$108,706	$102,753	5.8%	$243,386	$372,111	(34.6)%
Loss on extinguishment of debt	—	—		25,235	—
Interest expense, net	30,385	36,165		136,826	149,852
Income tax expense (benefit)	2,140	2,492		4,660	(4,222)

Operating income	141,231	141,410	(0.1)%	410,107	517,741	(20.8)%
Corporate expenses	15,730	17,200		64,901	65,588
Stock-based compensation	7,726	11,569		18,772	29,647
Impact of ASC 842 adoption (lease accounting standard)	—	865		—	3,894
Capitalized contract fulfillment costs, net	(649)	798		387	(9,186)
Depreciation and amortization	63,748	62,878		251,296	250,028
Gain on disposition of assets	(4,203)	(1,881)		(9,026)	(7,241)

Outdoor operating income	$223,583	$232,839	(4.0)%	$736,437	$850,471	(13.4)%

SUPPLEMENTAL SCHEDULES

UNAUDITED RECONCILIATIONS OF NON-GAAP MEASURES

(IN THOUSANDS)

	Three months ended December 31,			Twelve months ended December 31,
	2020	2019	% Change	2020	2019	% Change
Reconciliation of Total Operating Expense to Acquisition-Adjusted Consolidated Expense:
Total operating expense	$287,294	$321,249	(10.6)%	$1,158,749	$1,235,903	(6.2)%
Gain on disposition of assets	4,203	1,881		9,026	7,241
Depreciation and amortization	(63,748)	(62,878)		(251,296)	(250,028)
Impact of ASC 842 adoption (lease accounting standard)	—	(865)		—	(3,894)
Capitalized contract fulfillment costs, net	649	(798)		(387)	9,186
Stock-based compensation	(7,726)	(11,569)		(18,772)	(29,647)
Acquisitions and divestitures	—	(1,330)		—	7,210

Acquisition-adjusted consolidated expense	$220,672	$245,690	(10.2)%	$897,320	$975,971	(8.1)%

SUPPLEMENTAL SCHEDULES

UNAUDITED REIT MEASURES

AND RECONCILIATIONS TO GAAP MEASURES

(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

	Three months ended December 31,		Twelve months ended sDecember 31,
	2020	2019	2020	2019
Adjusted Funds From Operations:
Net income	$108,706	$102,753	$243,386	$372,111
Depreciation and amortization related to real estate	60,048	59,882	238,932	235,802
Gain from disposition of real estate assets	(1,368)	(1,727)	(5,790)	(6,775)
Non-cash tax benefit for REIT converted assets	—	—	—	(17,031)
Adjustment for unconsolidated affiliates and non-controlling interest	173	210	629	771

Funds from operations	$167,559	$161,118	$477,157	$584,878

Straight-line expense (income)	982	(144)	3,597	(361)
Impact of ASC 842 adoption (lease accounting standard)	—	865	—	3,894
Capitalized contract fulfillment costs, net	(649)	798	387	(9,186)
Stock-based compensation expense	7,726	11,569	18,772	29,647
Non-cash portion of tax provision	1,073	329	(797)	2,901
Gain from the one-time sale of non-real estate assets	(3,197)	—	(3,197)	—
Non-real estate related depreciation and amortization	3,700	2,996	12,364	14,226
Amortization of deferred financing costs	1,442	1,353	5,909	5,365
Loss on extinguishment of debt	—	—	25,235	—
Capitalized expenditures—maintenance	(6,412)	(13,267)	(24,028)	(49,155)
Adjustment for unconsolidated affiliates and non-controlling interest	(173)	(210)	(629)	(771)

Adjusted funds from operations	$172,051	$165,407	$514,770	$581,438

Divided by weighted average diluted common shares outstanding	100,884,464	100,672,782	100,902,700	100,320,574

Diluted AFFO per share	$1.71	$1.64	$5.10	$5.80

SUPPLEMENTAL SCHEDULES

AND UNAUDITED RECONCILIATIONS OF NON-GAAP MEASURES

(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

Projected 2021 Adjusted Funds From Operations:

	Year ended December 31, 2021
	Low	High
Net income	$280,900	$307,400
Depreciation and amortization related to real estate	236,000	236,000
Gain from disposition of real estate assets and investments	(6,000)	(6,000)
Adjustment for unconsolidated affiliates and non-controlling interest	700	700

Funds From Operations	$511,600	$538,100

Straight-line expense	3,500	3,500
Capitalized contract fulfillment costs, net	—	(500)
Stock-based compensation expense	30,000	35,000
Non-cash portion of tax provision	750	750
Non-real estate related depreciation and amortization	12,000	12,000
Amortization of deferred financing costs	6,000	6,000
Loss on extinguishment of debt	21,600	21,600
Capitalized expenditures—maintenance	(55,000)	(55,000)
Adjustment for unconsolidated affiliates and non-controlling interest	(700)	(700)

Adjusted Funds From Operations	$529,750	$560,750

Weighted average diluted shares outstanding	101,900,000	101,900,000

Diluted earnings per share	$2.76	$3.02

Diluted AFFO per share	$5.20	$5.50

The guidance provided above is based on a number of assumptions that management believes to be reasonable and reflects our expectations as of February 2021. Actual results may differ materially from these estimates as a result of various factors, and we refer to the cautionary language regarding “forward-looking statements” included in the press release when considering this information.